EXHIBIT 4.01

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                       FIFTEENTH AMENDMENT
                               TO
                    RIO SUITE HOTEL & CASINO
                EMPLOYEE RETIREMENT SAVINGS PLAN

        THE UNDERSIGNED, the trustees of the Rio Suite Hotel & Casino Employee Retirement Savings Plan (the "Plan"), do hereby approve the following amendment to the Plan in light of that certain Agreement and Plan of Merger (the "Merger Agreement") dated as of August 9, 1998 and as amended as of September 4,
1998, by and among Rio Hotel & Casino, Inc. ("Rio"), Harrah's Entertainment, Inc. ("Harrah's"), and HEI Acquisition Corp. III, a wholly-owned subsidiary of Harrah's ("Merger Sub"). This Fifteenth Amendment to the Plan, made by Rio Properties, Inc. (the "Employer"), a Nevada corporation and wholly-owned subsidiary of Rio, has been duly authorized and approved by the Board of Directors of the Employer.

        Effective as of the Effective Date (as defined in the Merger Agreement) of that certain merger of Rio with and into Merger Sub, with Rio continuing as the surviving corporation (hereinafter, the "Merger Effective Date"), the Plan is amended as follows:

            Article  I, Definitions,  the first  paragraph  of
        Section  1.14,  Eligible  Employee,  of  the  Plan  is
        amended to read in its entirety as follows:

                  "Eligible Employee":

                  (a)  with respect to Employees who  are
            hired  prior  to  the Merger Effective  Date,
            means  any Employee who has been employed  at
            least six (6) months and has attained age  21
            during the participation computation period as described hereof in section 1.62; or

                  (b)  with respect to employees who  are
            hired  coincident  with or after  the  Merger
            Effective  Date, means any employee  who  has
            been    employed   at   least   twelve   (12)
            consecutive  months and has attained  age  21
            during the participation computation period as described hereof in section 1.62.

                  The  definition of an Eligible Employee
            shall be further qualified by Section 3.1  of
            the  Plan and shall specifically exclude  any
            employees of Harrah's Entertainment, Inc. and
            its    indirect   and   direct   wholly-owned
            subsidiaries with the exception of Rio  Hotel
            & Casino, Inc. and the indirect and direct wholly-owned subsidiaries of Rio Hotel &
            Casino,  Inc.  The foregoing does not prevent
            Employer from making determinations regarding credit for prior service.

            Article III, Eligibility, Section 3.1, Conditions of Eligibility, of the Plan is amended to read in its entirety as follows:

                  (a)  With respect to Employees who  are
            hired prior to the Merger Effective Date, any Employee who has been employed at least

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            six (6) months and has attained age 21 during
            the   participation  computation  period   as
            described hereof in section 1.62 shall be eligible to participate hereunder as of the date he has satisfied such requirements. The
            Employer shall give each prospective Eligible
            Employee written notice of his eligibility to participate in the Plan prior to the close of the Plan Year in which he first becomes an Eligible Employee.

                  (b)  With respect to Employees who  are
            hired after the Merger Effective Date, solely for purposes of determining eligibility to defer Compensation, any Employee who has been employed for more than 90 consecutive days and has attained age 21 shall be eligible to defer Compensation.

            Article  III, Eligibility, Section 3.3,  Effective
        Date of Participation, of the Plan is amended to read in its entirety as follows:

                  (a)  With respect to Employees who  are
            hired prior to the Merger Effective Date,  an
            Eligible  Employee shall become a Participant
            and    eligible   to   share   in    matching
            contributions effective as of the  first  day
            of  the  Calendar Quarter coinciding with  or
            next   following  the  end  of  the  Calendar
            Quarter  during which such Employee  met  the
            eligibility  requirements  of  Section   3.1,
            provided said Employee was still employed as of such date (or if not employed on such date, as of the date of rehire if a 1-Year
            Break in Service has not occurred).

                  (b)  With respect to Employees who  are
            hired  coincident  with or after  the  Merger
            Effective Date, an Eligible Employee shall become a Participant:

                       (i)    solely   for  purposes   of
                  deferring Compensation, effective after
                  90  days  of  continuous  employment as
                  an Employee; and

                       (ii)   for   purposes   of   being
                  eligible   to    share   in    matching
                  contributions, effective  as of January
                  1  or  July  1 coincident  with or next
                  following  his satisfaction    of   the
                  following  requirements:   having  been
                  employed    at    least   twelve   (12)
                  consecutive months and has attained age
                  21 during the participation computation
                  period as described  hereof in  section
                  1.62.

            Article  IV, Contribution and Allocation,  Section
       4.1(b),     Formula    for    Determining    Employer's
       Contribution, of the Plan is amended to read in its entirety as follows:

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                  (b)  As  to  each  Participant  who  is
            eligible  to  share in matching contributions
            for   the  Plan  Year,  the  Employer   shall
            contribute    to   the   Plan   a    matching
            contribution  equal  to  100%  of  each  such
            Participant's Deferred Compensation  for  the
            pay  period, which amount shall be deemed  an
            Employer's     Non-Elective     Contribution;
            provided,  however, in applying the  matching
            percentage   specified  above,  only   salary
            reductions of 6.0% of Compensation for the pay period shall be considered;

            Article IV, Contribution and Allocation, the  last
       sentence   of  Section  4.4,  Formula  for  Determining
       Employer's Contribution, of the Plan is amended to read in its entirety as follows:

                  "Except   as   otherwise   specifically
            provided   in   this  Plan,  any  Participant
            actively employed during the Plan Year  shall
            be   eligible   to  share  in  the   matching
            contribution  for  the  Plan   Year,   if   a
            Participant has satisfied the requirements of either Section 3.3(a) or section 3.3(b)(ii) hereof.

        Notwithstanding any other provision of the Plan, the amendments contained herein shall not become effective to the extent that the amendments contained herein are not permitted under Section 7.1(c) hereof or would cause the Plan to fail to be "qualified" within the meaning of section 401(a) of the Code.

        IN WITNESS WHEREOF, the trustees of the Plan have evidenced their approval by executing this Fifteenth Amendment to the Rio Suite Hotel & Casino Employee Retirement Savings Plan on this 23rd day of December 1998.

                              RIO SUITE HOTEL & CASINO
                              EMPLOYEE RETIREMENT SAVINGS PLAN


                              /s/ James A. Barrett, Jr.
                              ---------------------------
                              James A. Barrett, Jr.
                              Trustee


                              /s/ Ronald J. Radcliffe
                              ---------------------------
                              Ronald J. Radcliffe
                              Trustee

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